REGENESIS HOLDINGS, INC.

MKT COMMUNICATIONS CORP.                               January 19, 1999
345 S. State Road 7
Margate, FL  33068

Attention:  Melissa Taylor, President

________________________________________________________________________________

                                LETTER OF INTENT

     This letter will set forth the terms upon which REGENESIS HOLDINGS, INC. ("REGENESIS") proposes to acquire MKT COMMUNICATIONS CORP. ("MKT").

WHEREAS, REGENESIS is and Internet & Telecommunications holding company;

WHEREAS, MKT is an advertising and direct marketing company that is in the business of providing corporations with telemarketing and internet technologies; and

WHEREAS, REGENESIS seeks to acquire 100% of the exchange of shares of MKT;

NOW THEREFORE, the acquisition will be an exchange of shares, with REGENESIS' Class B Preferred Stock being issued and delivered to the stockholders of MKT in exchange for 100% of the outstanding capital stock of MKT.

1. REGENESIS will acquire the authorized and outstanding common shares of MKT, thereby making MKT a wholly owned subsidiary of REGENESIS.

2. From the proceeds of the REGENESIS 506 and/or other securities sale. REGENESIS will provide MKT with capital totaling three million dollars ($3,000,000.00) and 300,000 REGENESIS' Class B (convertible into common shares at a 20 to 1 ratio) Preferred Stock (based upon six (6) times 1999 EBITDA) for the 1999 proforma business plan attached hereto.

________________________________________________________________________________

      444 Brickell Ave. Suite 400 Miami, Florida 33131 Tel: (305)358-7600;
                                Fax(305)358-4720

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3.   From the first proceeds of the foregoing capital, MKT's note from Taylor in the amount of $2,000,000 will be paid.

4. The following provisions will apply to the REGENESIS' Class B Preferred Stock shares issued in the transaction:

         a) Each MKT principal and consultant shall agree that, so long as they hold REGENESIS shares issued in this transaction, they will vote those shares as provided in the Voting Agreement dated________________among the principals of REGENESIS, and become a party to that agreement.

         b) 75% of the REGENESIS Class B Preferred Stock delivered to MKT principals shall be held in escrow by counsel for REGENESIS for up to one year as follows:

                  (1) within 30 days following the end of each quarter, REGENESIS shall review the MKT projected numbers and release those shares equivalent to that portion of the projected numbers realized for the quarter. (i.e. 1/4 of the 6 times EBITDA number stated in the proforma)

                  (2) within 30 days following the end of 1999, REGENESIS shall disperse the remaining shares held in escrow, except REGENESIS may purchase those shares which are not distributed to the MKT shareholders, as a result of an EBITDA short-fall from the 1999 projections, at par $(.01).

                  (3) notwithstanding the aforementioned paragraphs 4(b)(1) and (2), in the event at the end of any quarter the $6.3 million EBITDA (the base EBITDA figure) has been obtain, the balance of the shares shall be released to MKT without restriction, except for paragraph 4(a).

________________________________________________________________________________

      444 Brickell Ave. Suite 400 Miami, Florida 33131 Tel: (305)358-7600;
                                Fax(305)358-4720

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

         c) If, during the initial 18 months of employment, any MKT stockholder who is a employee or consultant to MKT and who voluntarily leaves the employ of MKT or violates the provision of his employment or consulting agreement or is terminated for cause, those shares shall be repurchasable by REGENESIS at par $(.01).

5. At the closing, Strategic Holdings Management Corp. will enter into a consulting agreement with MKT for a period of three years. The annual consulting fee payable under the contract will be determined by the Board of Directors of MKT, subject to the foregoing limit on compensation paid under MKT employment and consulting agreements. the employees of Strategic Holdings Management Corp. shall not be entitled to receive any employee benefits, except as provided herein in Paragraph 2 & 4.

6. Upon dispersal of the Preferred Stock from escrow, MKT will then convey thirty-five percent (35%) of those Preferred shares of REGENESIS each quarter to Strategic Holdings Management Corp. as payment for consulting services.

7. Within a period of six months following the date of closing, REGENESIS will cause to be registered under the Federal Securities Act of 1933 up to 50% of the REGENESIS common shares received by MKT from the escrow, so as to permit sale by them of such shares at the market. Following the effective date of the registration statement, REGENESIS will maintain such registration in effect for a period of not less than nine months. In the event REGENESIS fails to cause such registration to become effective within such six-month period (except where such failure is due solely to action or inaction of the Securities and Exchange Commission), REGENESIS shall issue to each MKT principal and/or consultant that number of shares equal to 2% of the shares delivered to them at the closing for each thirty (30) period beyond such six-month period during which the effectiveness of the registration has not been obtained (except for any such delay caused primarily by the MKT principals and/or consultants) up to a maximum aggregate of 20% of the shares issued to the principals and consultants.

________________________________________________________________________________

      444 Brickell Ave. Suite 400 Miami, Florida 33131 Tel: (305)358-7600;
                                Fax(305)358-4720

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8.   REGENESIS shall bear all fees and expenses incurred in preparing filing and maintaining the effectiveness of the registration statement but the MKT principals whose shares are registered will bear all underwriting fees and other expenses of sale of their shares and costs of any counsel or others experts who represent them in the preparation of the registration statement or sales of the shares.

9. REGENESIS shall also take any necessary action required to qualify or register the aforesaid shares, up to a total of five states.

10. For three years following the closing, the principal shareholders of MKT, a list of whom is annexed to this letter (the MKT Principals), shall elect Taylor as president and Michael Kirkovick as general manager. REGENESIS will, following the closing, be entitled to designate a majority of the MKT directors.

11. Taylor and Kirkovich will enter into employment contracts with MKT for three years. The annual salary will be determined by the Board of Directors of MKT, subject to an overall limit per year on compensation paid under all employment and consulting contracts to which MKT is a party, the amount of such limit being agreeable to REGENESIS. The contract will also provide for annual increases of 5% per annum in pay, provision for reimbursement of expenses reasonable incurred in connection with the business of MKT, and a monthly car allowance of up to $500 per month. Berens will also be entitled to medical benefits provided to all executives of REGENESIS and its subsidiaries, the cost of which will be paid by MKT.

12. In order to complete the acquisition, MKT will provide promptly the due diligence materials requested by REGENESIS, as listed in the schedule annexed hereto. In this connection, MKT will deliver as soon as possible to REGENESIS its unaudited financial statement for the prior year through December 31, 1998 and a detailed projection of revenues and expenses for the year 1999 through 2001. REGENESIS will cause the MKT financial statements for the year 1998 to be audited by REGENESIS's independent public accounts, at the expense of REGENESIS.

________________________________________________________________________________

      444 Brickell Ave. Suite 400 Miami, Florida 33131 Tel: (305)358-7600;
                                Fax(305)358-4720

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13.  Each party shall bear his or its own costs in connection with implement this letter of intent and the transaction contemplated hereby.

14. This letter of intent shall constitute an expression of intent only and shall not be deemed a binding agreement, except for the provisions of Paragraph 13 and 15.

15. MKT agrees not to engage in discussions with any other third party relating to the acquisition of MKT until March 15, 1999. REGENESIS agrees to hold in confidence all information which is delivered to it by MKT in connection with this transaction and to return all documents of the transaction delivered by MKT in the event the transaction is not completed. The provisions of this Paragraph 15 shall be binding on the parties.

Please acknowledge you acceptance by signing and returning a copy of this letter to the undersigned.

                                        Very truly yours,

                                        REGENSIS HOLDINGS, INC.



                                        By: /s/ Mitchell Sandler
                                            ---------------------------
                                            Mitchell Sandler, President

AGREED AND ACCEPTED:

MKT INDUSTRIES, INC.


By: /s/ Melissa K. Taylor
    -------------------------
    Melissa Taylor, President


________________________________________________________________________________

      444 Brickell Ave. Suite 400 Miami, Florida 33131 Tel: (305)358-7600;
                                Fax(305)358-4720

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